Exhibit 99.3

FOR IMMEDIATE RELEASE

May 2, 2019	NYSE American: REI

RING ENERGY, INC., SCHEDULES CONFERENCE CALL ON ITS 2019 FIRST QUARTER FINANCIAL AND OPERATING HIGHLIGHTS

Midland, TX. May 2, 2019 – Ring Energy, Inc. (NYSE American: REI) (“Ring”) (“Company”) has scheduled a conference call on Thursday, May 9, 2019 at 12:00 p.m. ET to discuss the 2019 first quarter financial and operating results. Ring expects to issue a press release summarizing these results after the close of market on Wednesday, May 8, 2019.

To participate, dial 877-709-8150 at least five minutes before the call is to begin. Please reference the Ring Energy conference call. International callers may also participate by dialing 201-689-8354. A telephone replay will also be available for one week beginning two hours after the completion of the live call, and can be accessed by dialing 877-660-6853, or 201-612-7415 for international callers, and entering the conference ID 13690705 when prompted. The results will also be available via live and a 3 month archived webcast at

http://public.viavid.com/index.php?id=134506.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas and New Mexico.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018 and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

Bill Parsons

K M Financial, Inc.

(702) 489-4447